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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

Each of the undersigned directors and officers of eFUNDS CORPORATION, a Delaware corporation, hereby constitutes and appoints John A. Blanchard III, Paul H. Bristow and Steven F. Coleman, and each of them, as his or her true and lawful attorneys-in-fact, with full power to act without the other, to sign the Company's annual report on Form 10-K for the year ended December 31, 2000, and any and all amendments to such report, and to file the same and any such amendments, together with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

                                             Date

/s/ John A. Blanchard III                    2/20/01
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John A. Blanchard III, Director and
Principal Executive Officer

/s/ Paul H. LBristow                         18 Feb./01
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Paul H. Bristow, Principal Financial
Officer and Principal Accounting
Officer

/s/ John J. Jack Boyle III                   2/16/01
--------------------------------------       -------
John J. (Jack) Boyle III, Director

/s/ Jack Robinson                            2/15/2001
--------------------------------------       =========
Jack Robinson, Director


/s/ H.A. Tyabji                              2-20-2001
--------------------------------------       =========
Hatim A. Tyabji, Director


/s/ Sheila A. Penrose                        Feb. 16th, 2001
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Sheila A. Penrose, Director


/s/ Janet M. Clarke
--------------------------------------
Janet M. Clarke, Director